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                                 EXHIBIT 24.2
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KPMG PEAT MARWICK

                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Northwest Savings Bank:

     We consent to the inclusion in this amendment No. 2 to the Registration Statement on Form S-4 of Northwest Bancorp, Inc., of our report dated August 15, 1997, with respect to the consolidated financial statements of Northwest Savings Bank and subsidiaries as of June 30, 1997 and 1996, and for each of the years in the three-year period ended June 30, 1997, and to the reference to our firm under the heading "Experts" in the Proxy Statement/Prospectus.



/s/ KPMG Peat Marwick LLP


Pittsburgh, Pennsylvania

October 31, 1997